UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 23, 2018
(Date of earliest event reported)

ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	1-5672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue White Plains, New York
(Address of principal executive offices)

10604
(Zip Code)

(914) 641-2000
Registrant’s telephone number, including area code:
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 25, 2018, ITT Inc. (the “Company” or “ITT”) announced that Steven C. Giuliano, the Company’s Vice President and Chief Accounting Officer, has communicated his intention to resign from his position with the Company for personal reasons.
Mr. Giuliano has agreed to continue to serve as Chief Accounting Officer of the Company for a transition period to be agreed upon with the Company, while a search for a permanent successor is under way.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On May 23, 2018, the Company adopted Amended and Restated Articles of Incorporation in connection with the approval by the Company’s shareholders of an amendment to ITT’s Amended and Restated Articles of Incorporation as described in Item 5.07 below. In conjunction with the adoption of the Amended and Restated Articles of Incorporation, the Company’s Board of Directors adopted Amended and Restated By-laws, effective as of May 23, 2018, in order reduce to 25% the threshold that is required for shareholders to call a special meeting of shareholders.   The Amended and Restated Articles of Incorporation and the Amended and Restated By-laws of ITT Inc. are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 23, 2018, ITT held its annual meeting of shareholders (the “Annual Meeting”). The following votes were taken at the Annual Meeting.
1. At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors. Relevant voting information for each person follows:

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Orlando D. Ashford	75,272,753	1,328,252	119,550	4,592,431
Geraud Darnis	76,419,002	170,646	130,907	4,592,431
Donald DeFosset, Jr.	76,023,813	564,307	132,435	4,592,431
Nicholas C. Fanandakis	76,416,614	171,283	132,658	4,592,431
Christina A. Gold	74,572,322	2,041,643	106,590	4,592,431
Richard P. Lavin	74,802,560	1,797,918	120,077	4,592,431
Frank T. MacInnis	76,100,311	500,475	119,769	4,592,431
Mario Longhi	75,048,785	1,551,208	120,562	4,592,431
Rebecca A. McDonald	75,312,412	1,303,067	105,076	4,592,431
Timothy H. Powers	76,350,748	238,157	131,650	4,592,431
Denise L. Ramos	76,391,582	199,778	129,195	4,592,431
2. Ratification of Appointment of the Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018 was ratified by a vote of 79,396,847 shares voting for the proposal, 1,805,178 shares voting against the proposal and 110,961 shares abstaining from the vote on the proposal.
3. Advisory Vote on 2017 Named Executive Officer Compensation. The proposal for approval of the 2017 compensation of the Company’s named executive officers was approved by a vote of 64,986,868 shares voting for the proposal, 11,564,544 shares voting against the proposal, 169,143 shares abstaining from the vote on the proposal and 4,592,431 broker non-votes.
4. Approval of an Amendment to ITT’s Articles of Incorporation to Reduce the Threshold Required for Shareholders to Call a Special Meeting. The proposal for approval of an amendment to ITT’s Articles of Incorporation to reduce the threshold required for shareholders to call a special meeting was approved by a vote of 76,415,042 shares voting for the proposal, 191,020 shares voting against the proposal, 114,493 shares abstaining from the vote on the proposal and 4,592,431 broker non-votes.
There were no other matters presented for a vote at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
The following documents are filed as exhibits to this report:

Exhibit No.        Description
3.1            Amended and Restated Articles of Incorporation of ITT Inc., effective as of May 23, 2018.
3.2            Amended and Restated By-laws of ITT Inc., effective as of May 23, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc. (Registrant)

May 25, 2018	By:	/s/ Mary E. Gustafsson
		Name:	Mary E. Gustafsson
		Title:	Senior Vice President, General Counsel and Chief Compliance Officer (Authorized Officer of Registrant)

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